Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	April 2, 2012
Executive Vice President
And Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Vice President
and Treasurer
(310) 481-8581

KILROY REALTY COMPLETES NEW

$150 MILLION UNSECURED TERM LOAN FACILITY

LOS ANGELES, April 2, 2012 — Kilroy Realty Corporation (NYSE: KRC) today announced that its operating partnership, Kilroy Realty, L.P., closed a $150 million unsecured term loan facility for a term of four years plus a one-year extension option.  The facility was syndicated to a group of 13 U.S. and international banks led by J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, which acted as joint lead arrangers and joint bookrunners.  The unsecured line bears interest at LIBOR plus 1.75% or Base Rate (as defined in the term loan agreement) plus 0.750%, and the interest rate can vary depending upon Kilroy Realty, L.P.’s credit ratings.  Kilroy Realty, L.P. expects to use the facility for general corporate purposes, including the repayment of its 3.25% Exchangeable Senior Notes due April 15, 2012, funding its acquisition, development and redevelopment programs, and repaying other long-term debt.

JP Morgan Chase Bank, N.A. will be the administrative agent for the facility.  Bank of America, N.A. and Wells Fargo Bank, N.A. acted as co-syndication agents and PNC Bank, National Association and Union Bank, N.A. acted as co-documentation agents.  Other participants in the facility include Bank of the West, a California banking corporation, U.S. Bank National Association, Compass Bank, an Alabama banking corporation, Comerica Bank, KeyBank, National Association, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and Chang Hwa Commercial Bank, Ltd., Los Angeles Branch.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on KRC’s current expectations, beliefs and assumptions, and are not guarantees of future performance.  Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of KRC’s control.  Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or outcomes.  Numerous factors could cause actual future events to differ materially from those indicated in the forward-looking statements, including, among others:  risks associated with KRC’s investment in real estate assets, which are illiquid, and with trends in the real estate industry; the availability of cash for distribution and debt service and exposure of risk of default under KRC’s debt obligations; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; and the ability to successfully complete development and redevelopment properties on schedule and within budgeted amounts.  The factors included in this press release are not exhaustive and additional factors could adversely affect KRC’s business and financial performance.  For a discussion of additional risk factors, see the factors included under the caption “Risk Factors” in KRC’s Annual Report on Form 10-K for the year ended December 31, 2011, and KRC’s other filings with the Securities and Exchange Commission.  All forward-looking statements are based on currently available information and speak only as of the date on which they are made.  KRC assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the office and industrial submarkets along the West Coast.  For over 60 years, KRC has owned, developed, acquired and managed real estate assets, consisting primarily of Class A real estate properties in the coastal regions of Los Angeles, Orange County, San Diego County, the San Francisco Bay Area and greater Seattle.  At December 31, 2011, KRC owned approximately 11.4 million rentable square feet of commercial office space and 3.4 million rentable square feet of industrial space.  More information is available at www.kilroyrealty.com.

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